Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and under the caption of “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 26, 2005 on the fiscal 2005 financial statements of Marshall Funds, Inc., comprised of the Marshall Large-Cap Value Fund, Marshall Large-Cap Growth Fund, Marshall Mid-Cap Value Fund, Marshall Mid-Cap Growth Fund, Marshall Small-Cap Growth Fund, Marshall International Stock Fund, Marshall Government Income Fund, Marshall Intermediate Bond Fund, Marshall Intermediate Tax-Free Fund, Marshall Short-Term Income Fund, Marshall Prime Money Market Fund, Marshall Government Money Market Fund, and Marshall Tax-Free Money Market Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A under the Securities Act of 1933 (File No. 033-48907) and in this Amendment No. 46 to the Registration Statement on Form N-1A under the Investment Company Act of 1940 (File No. 811-58433).

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Chicago, Illinois

October 28, 2005